AGREEMENT

Made this as of this 1st day of August, 2000, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUND, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD PREFERRED STOCK FUND, VANGUARD STAR FUNDS, VANGUARD PRIMECAP FUND, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES' EQUITY FUND, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD FENWAY FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD MALVERN FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON FUNDS, VANGUARD CALVERT SOCIAL INDEX FUNDS AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, (hereinafter collectively referred to as "Funds") and THE VANGUARD GROUP, INC. AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

A.     Section 17(g) of the lnvestment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 1 7g- 1");

B.          Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C.          A majority of those members of the Board of Trustees of each of the Funds, who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Trustees of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and

D.          Funds and Vanguard now desire to enter into the agreement required by Rule 17g- 1(f) to establish the manner in which recovery on said Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	ALLOCATION OF RECOVERIES

A.           In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to be indemnified up to the full amount of the Bond.

B.          If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C.           If the recovery is inadequate fully to indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i)           Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate-    to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii) The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2.	BONDING COVERAGE REQLTIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g-1 (d)(1) as of July 31,2000, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g-1(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall at no time be less than the minimum coverage required of it under Rule 17g-1 (d)(1).

3.           This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4.           Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD WELLINGTON FUND
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUND
VANGUARD EXPLORER FUND
VANGUARD MORGAN GROWTH FUND
VANGUARD WELLESLEY INCOME FUND
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD MONEY MARKET RESERVES
VANGUARD MUNICLPAL BOND FUNDS
VANGUARD PREFERRED STOCK FUND
VANGUARD STAR FUNDS
VANGUARD INDEX FUNDS
VANGUARD TRUSTEES' EQUITY FUND
VANGUARD SPECIALIZED FUNDS
VANGUARD PRIMECAP FUND
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FUNDS
VANGUARD CONVERTIBLE SECURITIES FUND

VANGUARD QUANTITATIVE FUNDS
VANGUARD BOND INDEX FUNDS
VANGUARD FENWAY FUNDS
VANGUARD BALANCED INDEX FUNDS
VANGUARD FLORIDA TAX-FREE FUNDS
VANGUARD ADMIRAL FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD MALVERN FUNDS
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD VARIABLE INSURANCE FUNDS
VANGUARD INSTITUTIONAL INDEX FUNDS
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD TAX-MANAGED FUNDS
VANGUARD HORIZON FUNDS
VANGUARD WHITEHALL FUNDS
VANGUARD TREASURY FUND
VANGUARD CALVERT SOCIAL INDEX FUND
VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION
By:
John J. Breman,
Chairman, President and
Chief Executive Officer

Attest:
Raymond J. Klapinsky, Secretary

EXHIBIT A

Rule 17g1

Calculation

11/30/2001

	Gross	Gross
Fund/Portfolio Name	Portfolio Amt	Fund Amt	Portfolio Ins.	Fund Ins.

Bond Index Fund		23,243,119	0	2,500
Total Bond Inst. (222)	6,765,906		1,500	0
Total Bond Index (84)	14,891,364		2,500	0
ST Bond Index (132)	562,916		900	0
InterT Bond Index (314)	882,640		1,000	0
LT Bond Index (522)	140,293		525	0
Calvert Social Ind. (0213)	94,756	94,756	450	450
Explorer Fund (24)	4,399,088	4,399,088	2,500	2,500
Index Trust		136,968,865	0	2,500
Index-Extended (98)	2,966,251		1,900	0
Index-Extended Inst (856)	717,719		900	0
Index-MidCap (859)	1,906,985		1,500
Index-MidCapInst (864)	582,506		900
Index-SmCapVal (860)	718,497		900
Index-SmCapVal.Inst	285,516		750
Index-SmCap Gro	329,325		750
Index-SmCap Gro.Inst	96,903		450
Index 500(40)	85,986,171		2,500	0
Index-Tot. Stock (85)	15,559,697		2,500	0
Index-TotStockInst (855)	8,866,000		2,500	0
Index-Growth (9)	8,500,588		2,500	0
Index-GroInst (868)	1,742,772		1,500
Index-Value (6)	3,013,501		2,100	0
Index-Val.Inst. (867)	1,377,935		1,250	0
Index-Small Cap (48)	3,306,629		2,100	0
Index-SmCapInst (857)	1,011,870		1,250
Wellington Fund (21)	24,149,928	24,149,928	2,500	2,500
Windsor Funds		41,357,200	0	2,500
Windsor (22)	17,015,200		2,500	0
Windsor II(73)	24,342,000		2,500	0
Trustee Equity Fund		1,076,191	0	1,250
TCF-United States (25)	196,024		600	0
TCF-International (46)	880,167		1,000	0
Money Market Reserves		71,197,531	0	2,500
Admiral	9,559,632		2,500
Prime MM(30)	54,723,187		2,500	0
Federal MM(33)	6,987,861		2,500	0
Treasury MoneyMkt. (50)	4,926,849	4,926,849	2,500	2,500
STAR Fund		18,897,316	0	2,500
STAR Portfolio (56)	8,132,605		2,500	0
STAR-Income (723)	809,587		1,000	0
STAR-ConservGr (724)	2,012,474		1,700	0
STAR-ModGrow (914)	4,227,708		2,500	0
STAR-Growth(122)	3,714,942		2,300	0
Morgan Growth	3,775,244	3,775,244	2,300	2,300

PRIMECAP (59)	18,437,612	18,437,612	2,500	2,500
Strategic Equity	836,446	836,446	1,000	1,000
Growth & Income (93)	7,502,516	7,502,516	2,500	2,500
Selected ValuePort (934)	954,819	954,819	1,000	1,000
U.S. Growth (23)	10,183,294	10,183,294	2,500	2,500
International Growth (81)	6,743,916	6,743,916	2,500	2,500
Wellesley (27)	7,245,518	7,245,518	2,500	2,500
Specialized Portfolios		21,357,887	0	2,500
Energy (51)	1,250,683		1,250	0
Gold (53)	356,659		750	0
Health Care (52)	17,853,033		2,500	0
REIT Index Port (123)	1,209,619		1,250
Utilities (57)	687,893		900	0
Fixed Income Securities		51,835,163	0	2,500
Short Term US Tr (32)	2,629,276		1,900	0
Short Term Fed (49)	2,122,165		1,700	0
ST Corp (39/858)	9,278,669		2,500	0
Inter Term Corp (71)	2,750,797		1,900	0
Inter Term Treas (35)	3,828,435		2,300	0
GNMA (36)	19,021,205		2,500	0
Long Term Treas (83)	1,967,422		1,500	0
Long Term Corp (28)	4,047,056		2,500	0
High Yield Corp (29)	6,190,138		2,500	0
Tax Managed Fund		5,209,706	0	2,500
Growth and Inc. (101)	2,248,145		1,700	0
Cap.Apprec. (102)	2,549,698		1,900	0
Balanced (103)	411,863		750	0
Cap. Opportunity(111)	4,969,767		2,500	0
Global Asset(115)	85,267		450	0
Intl Value Fund	872,268		1,000	0
Municipal Bond Fund		34,130,117	0	2,500
Money Market (45)	9,209,174		2,500	0
Short Term (41)	2,458,818		1,700	0
Intermediate Term (42)	10,140,000		2,500	0
Long Term (43)	1,957,409		1,500	0
High Yield (44)	3,615,841		2,300	0
Insured Long Term (58)	2,751,545		1,900	0
Limited Term (31)	3,727,330		2,300	0
California TF Fund		6,864,031	0	2,500
Money Market (62)	2,774,219		1,900	0
Insured InterTerm (100)	2,103,114		1,700	0
Insured LongTerm (75)	1,986,698		1,500	0
MA Tax-Exempt Fund	293,915		750
Florida Insured TF (18)	1,095,100	1,095,100	1,250	1,250
New York TF Fund		3,316,946	0	1,250
Money Market (163)	1,358,526		1,250	0
Insured LongTerm(76)	1,958,420		1,500	0
Penna TF Fund		4,699,408	0	2,500
Money Market (63)	2,427,367		1,700	0
Insured LongTerm(77)	2,272,041		1,700	0
New Jersey TF Fund		2,978,902	0	1,900
Money Market (95)	1,548,951		1,500	0
Insured LongTerm(14)	1,429,951		1,250	0

Ohio TF Fund		1,103,248	0	1,250
Money Market (96)	619,143		900	0
Insured LongTerm(97)	484,105		750	0
Equity Income Fund (65)	2,455,780	2,455,780	1,700	1,700
Asset Allocation(78)	8,509,605	8,509,605	2,500	2,500
Instit. Index (94/854)	34,694,710	34,694,710	2,500	2,500
Inter Equity Index Fund		7,373,964	0	2,500
European (79)	4,868,762		2,500	0
Pacific (72)	1,592,147		1,500	0
Emerging Mkts(533)	913,055		1,000	0
Variable Insurance Fund		5,268,708	0	2,500
Money Market(64)	1,035,534		1,250	0
High Grade Bond (67)	539,781		900	0
Equity Index(68)	1,210,491		1,250	0
Balanced (69)	682,670		900	0
Growth (10)	594,392		900	0
Equity Income(8)	340,773		750	0
High Yield (146)	173,538		525	0
Small Company (160)	455,919		750	0
International (86)	235,610		600	0
Balanced Index(2)	4,125,545	4,125,545	2,500	2,500

TOTALS	583,303,394	577,009,028	170,150	73,350